UNITED STATES
                          SECURITIES AND EXCHANGE  COMMISSION
                                  Washington,  D. C. 20549
                                  FORM 8-K CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the  Securities  Exchange Act of 1934

     Date of Report (Date of earliest event reported): June 22, 2001



                           __________ZONIC CORPORATION_________
                 (Exact name of registrant as specified in its charter)


     __________Ohio__________              0-12283__            31-0791199_
(State or other jurisdiction of         (Commission            (I.R.S.Employer
 incorporation or organization)          file number)         Identification No)


     Park 50 TechneCenter, 50 W. TechneCenter Drive, Milford, Ohio 45150-9777
                          (Address of principal executive offices)

Registrant's telephone number, including area code  (513) 248-1911



Item 3.  Bankruptcy or Receivership.


     On June 22, 2001, Zonic Corporation ("Zonic") filed for relief under Chapter 11 of the United States Bankruptcy Code (11 U.S.C. Sections 101-1330) in the United States Bankruptcy Court for the Southern District of Ohio, Western Division, Case No. 01-14616 (the "Bankruptcy Filing"). Pursuant to the Bankruptcy Filing, the United States Bankruptcy Court for the Southern District of Ohio, Western Division, has assumed control over substantially all of the assets of Zonic by leaving the existing directors and officers in possession but subject to the supervision and orders of such court.

     Prior to the Bankruptcy Filing, Zonic solicited several potential buyers in an effort to sell its assets for the benefit of creditors and stockholders. Out of twenty-three potential buyers, only one, IO Tech, of Cleveland, Ohio, made an offer. The offer for substantially all of Zonic's assets (excluding cash and accounts receivable) was in the amount of $100,000. Zonic expects to seek court approval for this sale.

     On June 26, 2001, Zonic issued a press release relating to the Bankruptcy Filing, the text of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.   Exhibits.

(c)      Exhibits 99.1


     N E W S   R E L E A S E

     For immediate release


                        Zonic Files for Chapter 11 Protection and
                          Located Buyer for Business and Assets

     CINCINNATI, June 25, 2001 - - Zonic Corporation (OTC-ZNIC) announced that it had requested debtor relief under Chapter 11 of the US Bankruptcy Code on June 22, 2001. The filing was entered as case number 01-14616 at 3:57 pm in the US Bankruptcy Court, Southern District of Ohio.

     The Company had suspended operations and discharged its employees on June 1, 2001. Since that time, the officers of the company has sought buyers for the Company's assets and business. The Company also announced that it had reached preliminary agreement with a potential buyer after contacting several interested parties. The sale is subject to several conditions of the buyer, and approval by the Bankruptcy Court and the Company's secured creditor.

     James B. Webb, President and CEO, said the filing was necessary at this time to preserve the assets for the sale. The value of Zonic lies in its intangible assets. Webb said, the name, reputation, and customer base degrade every day we cannot serve the market. We moved quickly to locate a buyer and believe we have the best deal available. He said that the Company's landlord, Duke-weeks, had served eviction notice and the Company could not reach agreement with the landlord to continue to occupy the facility while the affairs of the business are concluded.

     Webb said that the proceeds of the sale, if consummated, will not be sufficient to satisfy the secured debt of the Company and that no funds will be available for either unsecured creditors or shareholders. (End)


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ZONIC CORPORATION


By:/s/ James B. Webb
   James B. Webb, President

Date: June 26, 2001